
School Specialty®

The MicroCap Conference

Investor Presentation – April 9, 2018

School Specialty At-a-Glance

Leading provider of products and services that meet the needs of the 21st Century Safe School, from educational supplies, furniture, equipment, and instructional materials to products that address the social, emotional, mental and physical well-being and safety and security of students.

95%+ school districts reached

71%+ U.S. schools served

Avg. tenure of top accounts **10+ years**

100,000+ SKUs offered

FY'17 revenue **$658 million**

70%+ recurring revenue

~25 proprietary brands[1]

40%+ revenue from proprietary brands[1]

FY'17 Adj. EBITDA **$53 million**

Last 3 years revenue **+$36 million, 5.7%**

Last 3 years Adj. EBITDA **+$15 million, 39.4%**

Leveraged FCF / Market Cap.[2] **17.1%**

Attractive Revenue Mix

Product Category

% of revenue


46.4%
29.0%
9.6%
6.6%
5.2%
2.6%
0.6%
Supplies
Furniture
Science Curriculum
Instruction & Intervention
Student Planners
AV Tech
Other

Breakdown of Supplies Category

% of Supplies revenue


41.9%
29.5%
7.5%
6.5%
4.3%
3.7%
3.4%
0.6%
2.7%
Office
Art
PE
Basic Classroom
Science
Special Needs
Early Childhood
Safety/Security
All Other

(1) Proprietary defined as SSI brands and products sold under exclusive license arrangements.
(2) Market Capitalization as of 12/29/17.

Comprehensive Suite of Products and Solutions

School Specialty

Over 100,000 products across ~25 proprietary brands and many trusted third-party brands.

Art Supplies
Sax, Crayola, School Smart, Elmer's

Special Needs
Gymnic – The Way to Move, Abilitations, experia usa

Physical Education
Omnikin, School Smart, Spark, Sportime, Abilitations

Safety and Security
Master Lock, Quick Action Lockdown, Guardian

Science (Curriculum & Supplies)
Frey, FOSS Full Option Science System, Delta Education, cpo science

Student Planners
Premier, Hammond & Stephens

AV Tech
hp, Hitachi, Califone, mimeo, 3M

Classroom and Office Supplies
Scotch, Post-it, Crayola, 3M, BIC, School Smart, Sharpie, Epson, xerox, Paper Mate, Elmer's, Fiskars, Officemate, Avery Dennison

- A diverse, 100,000+ SKU offering across all core educational categories; enables customers to source the right products for their specific needs at one provider
- Portfolio of industry-leading proprietary brands and other well-recognized third-party brands
- Top 10 proprietary brands generated in excess of $200 million of annual sales in 2017 (6.4% growth)
- Proprietary brands in total represent more than 40% of total sales

Early Learning
School Smart, Carpets for Kids – When Quality Counts!, Learning Resources, Crayola, Childcraft

Supplemental Learning (I&I)
Academy of Reading, SPIRE, Brodhead Garrett, Learning Resources, Coach Digital, Explode The Code Online, Wordly Wise 3000 2nd Edition

Furniture
Diversified Woodcrafts, mooreco, Fleetwood – Creating Effective Learning Environments, National Public Seating, Projects by Design, Royal Seating Ltd., Classroom Select, Childcraft

Proprietary brands

Diverse and Growing Customer Base

Large, national customer base with limited revenue concentration risk.

- Long-standing relationships with a broad spectrum of preK-12 customers.
  - 13,000+ active district customers
  - Largest district relationship less than 6% of sales
  - Top 10 districts represent ~10% of sales, collectively
  - ~90% customer retention
- Strong presence on state / regional contracts and regional / national purchasing cooperatives.
- Approximately 1.6M orders processed in 2017[3]; average order size of ~$353.
- Highly fragmented market at local and regional levels makes it difficult to obtain meaningful market share in multiple geographies.

Attractive, Diversified Nationwide Customer Base

By Customer Type[1]

(% of total revenue)


5.6%
3.3%
3.4%
12.5%
75.2%
Public Ed.
Private/Charter
Etailers
Canada
Other

Other includes individuals, wholesalers, intl. & unclassified

U.S. District Sales by Tier[1] [2]

(% of total district sales)


7.7%
22.4%
11.9%
6.5%
30.3%
3.8%
10.6%
6.9%
Tier 1
Tier 2
Tier 3
Tier 4
Tier 5
Tier 6
Tier 7
Tier 8

By SSI Top District Sales[1]

($ in millions)


$66.5
$54.1
$34.7
$58.4
$444.7
Top 10
11-50
51-100
101-250
All Other

By State (and Canada) [1]

(% of total revenue)


12.0%
8.1%
7.8%
58.0%
6.3%
4.6%
3.3%
NY
TX
NJ
CA
WA
CDN
All Other

(1) Based on 2017 Sales Data.
(2) Tier 1 (Largest 100); Tier 2 (101-200); Tier 3 (201-300); Tier 4 (301-500); Tier 5 (501-1000); Tier 6 (>2,500 Students; not in Top 1000); Tier 7 (1,000-2,499 Students); Tier 8 (<1000 Students).
(3) Excludes Reading portion of I&I, AV Tech Wholesale, and PbD orders.



Investment Highlights

Investment Highlights

Key factors surrounding our business that collectively will enable School Specialty to continue to drive sustainable growth, bottom-line margin expansion and increased shareholder value.

Large, Stable Addressable Market

Compelling and Unique Customer and Supplier Value Proposition

Comprehensive Suite of Branded Products and Solutions

Loyal and Diverse Customer Base

Experienced Management Team

Scalable Operating Platform to Support Growth, Margin Expansion, and pursuit of accretive acquisitions

Multiple Avenues for Organic Growth

Improving Financial Metrics

Competitive Market Position

SSI's long-standing customer relationships and reach into 95% of school districts is the result of a unique, competitive market position.

- Business model differentiated from both large, national / regional office supply companies & niche market participants.
- School Specialty has a unique ability to combine the following:
  - ***A 21st Century Safe School*** value proposition; solutions for administrators as they look to improve student outcomes and address the social, emotional, mental and physical well-being and safety of their students.
  - ***Broad assortment of products,*** from basic office supplies to specialty items (across multiple product categories) that address the unique needs of a student, teacher, or education facility.
  - Product and ***subject-matter expertise*** that can both influence and inform our customers and support their purchasing activities.
  - **Long-standing, *primary positions on key national, regional and state-specific purchasing agreements*** that are frequently leveraged by school districts.
  - The ***ability to support public school procurement processes*** (access to legal purchasing vehicles, POs, multi-step approval routing, future dated orders, dedicated "punch-out" procurement sites, ERP integration).
  - Ability to ***support complex order processing and fulfillment requirements***; orders can be broken down by building, classroom and/or teacher as necessary, while still accommodating centralized invoicing.
- We compete effectively against the large, national / regional office supply companies by combining basic supplies at a competitive price with a deeper assortment of specialty items via a higher-touch, more tailored level of service.
- We compete effectively against niche market participants by efficiently serving a much broader range of our customers' needs, while matching or exceeding their product depth or expertise in key product / market niches.

SSI Serves a Large, Stable Market

While Education Budgets can vary in many respects (source of funds, allocation, state & local priorities, etc.), overall they support a large, stable addressable market.

- According to a report published by the National Education Association, total *revenue receipts* for U.S. Public Schools have increased each year since 2007 at a CAGR of 1.5%, reaching an estimated $639B in 2017.

- State funding for public education (largest funding source at approx. 46%) was impacted the most by the recent recession; from 2008 to 2010, state funding fell by $21B, or 7.5%. However, Federal funding increased by $27B during this time and filled the gap.

- Public School *expenditures* over this same period of time indicate that when budgets were under the most pressure, spending on "Capital Outlays" (construction / additions / remodeling of facilities) was impacted the most. From a peak in 2009 of $56.5B, expenditures on Capital Outlays declined to a low point of $45.1B in 2013 (a decline of 20.2%), but have been increasing steadily (2%+) annually since then.

  - *We expect spending in this area to continue to grow. According to a study by the American Society of Civil Engineers, a quarter of all public schools are "in fair or poor condition"; it is estimated that it would take $380B over the next 10 years to properly improve the condition of education facilities.*

- The majority of SSI's products are funded by the "Current Expenditures" portion of Public School budgets; from 2007 to 2017, Current Expenditures increased at a CAGR of 2.3% and stood at an estimated $598B in 2017.

- Looking ahead, data and information contained in state budgets indicate that the desire to increase education funding is strong. For Fiscal 2018, new general funds were mainly directed to K-12 education – the largest portion of state spending. *38 states enacted increases for K-12 education (the net increase is estimated at $8.6B).*

Based on desire to support education, forecasted increases in school enrollment and the condition of education physical infrastructure, funding to support purchases of the products and services we provide is stable and growing steadily.

A Large Addressable Market

SSI's depth and breadth of offerings result in a large addressable market with PreK-12 education.

- Based on its *current portfolio of products* and market positioning, School Specialty estimates[1] its "base" addressable PreK-12 education market in the U.S. is as follows:
  - Consumable Facility and Classroom Supplies (~$2.3B)
  - Furniture & Equipment (est. 25-30% of ~$9.8B of Hardware/F&E mkt, or ~$2.5B)
  - Supplemental Instruction Materials (~$3.3B)
  - Science Instruction Materials (Grades 3-12) (~$1.1B)

  Est. $9.2B

- SSI also services Canada with Facility & Classroom Supplies, Furniture & Equipment and Supplemental Instruction Materials; this addressable market is estimated to be ~10% of the comparable U.S. market ***or $0.8B.***
- Various industry reports and surveys estimate that PreK-12 teachers in the U.S. spend approximately $500 "out of pocket" annually on supplies for their classroom(s); ***this represents a $1.6B addressable market[2].***
- As we build our offering of **Safety & Security** products, the addressable portion of the $9.8B Hardware / Furniture & Equipment market will increase considerably.
- With the launch of SOAR Life Products, SSI distributes products (from our existing assortment) to a variety of healthcare facilities. While market data on the annual purchases of these products by healthcare facilities is limited, based on discussions with various GPOs, SSI **estimates the addressable market to exceed $1.0B**.
- Finally, while not historically a core focus area for SSI, we do participate in the direct-to-parent market; parents are estimated to spend $3.4B annually on basic school supplies according to a 2017 market study by Deloitte.

School Specialty estimates its current addressable market to exceed $12B annually.

(1) Based on industry data published by Education Market Research / SIMBA.
(2) According to The Education Market Association.

Multiple Avenues to Drive Growth and Enhance Profitability

School Specialty

Clear pathway to grow substantially all product categories organically, while pursuing accretive acquisitions to enhance our offerings and leverage our scalable operating platform.

Sales Transformation

Increase Penetration in Core Markets

- Expand inside sales force to deepen relationships with existing customers
- Cross-sell full product portfolio through new team-based selling model
- Expand customer base within large, stable end markets

Grow Strategic Specialty Categories

- Leverage unique capabilities, proprietary brands, and subject-matter expertise to drive product growth
- Well-positioned to address large opportunities in Early Learning, Special Needs, Safety and Security, among others

Expand Addressable Market

- Significant opportunity to sell existing product portfolio into **healthcare market**
- Additional opportunity in **higher education**, corporate and other end-markets

Opportunities with Etail / Channel Partners

- Build on momentum with etail partners to broaden online presence.
- Further penetrate direct teacher / parent spend
- Effectively reach smaller districts
- Increase share of time-sensitive or low dollar value purchases

Strategic Supply Chain Partnerships

- Deepen strategic partnerships with key supply chain partners
- Effectively target more of the customer wallet
- Capture respective competitive advantages
- Enhance service capabilities

Organic and Market Growth

Operations

Continue to Drive Efficiency

- Strong momentum **driving margin and productivity improvements**
- Significant remaining opportunities through **further implementation of Lean Six Sigma**
- Recent/planned **technology and other investments** to further improve operating platform effectiveness

Profitability / Margin Growth

Pursue Accretive Acquisitions

- Opportunities to further consolidate fragmented market
- Strengthen offering in key product categories
- Enhance penetration in key geographies

Acquisition Upside

Transformation of the School Specialty Platform

*SSI is at **an inflection point**; strong near-term opportunities to increase shareholder value.*

Pre-2013 Performance Decline	2014-2015 Operational and Structural Change	2016 Foundation for Profitable Growth	2017-2021 Significant Upside
• Underperforming publishing and printing businesses divested • Contraction in student planner market • Significant revenue spike in FY08/FY09 from California adoption of science curriculum • Shifts in furniture market dynamics; pull back in school construction / refurbishment market • Ineffective marketing, merchandising and sales efforts in specialty categories • Excessive leverage; poorly constructed capital structure • Company executed a bankruptcy reorganization in 2013	• **Leadership change** – seasoned executives with relevant experience to drive transformational change • **Structural transformation** – "One-SSI" centralized operating model to drive efficiency • Materially reduced staffing levels and SG&A • **Supply chain improvements** – consolidated fulfillment centers, rationalized SKUs drove dramatic improvement in performance • **Initial upgrades to infrastructure** – enhanced technology/logistics tools (TMS) and drive to common ERP platform • **Strategic growth initiatives** developed that leverage market position, known brands and expansive customer reach	• Resource alignment advancing the **sales force transformation** to support team-based selling model • **Business application roadmap established** to improve scalability, efficiency and effectiveness of the technology backbone • Improve business processes, gain competitive advantage and drive considerable savings through **launch of Process Excellence** • Steady **working capital improvements and strengthen balance sheet**	• **Long runway for organic growth** as a leading provider in a large, stable and highly fragmented industry • **Embedded efficiencies**, margin improvements and FCF upside leveraging scalable platform • **Substantial amount of new talent** being brought to the organization • Leverage **of key platform investments** which will drive efficiency and enable growth • **Lean Six Sigma Process Excellence**

Business Transformation: Meaningful & Positive Financial Trends

Revenue


$700
$680
$660
$640
$620
$600
$580
$623
$638
$656
$658
$688
2014
2015
2016
2017
2018E

Gross Profit


% of Revenue
$260
$250
$240
$230
$220
$234
$232
$240
$243
$257
2014
2015
2016
2017
2018E
37.6%
36.4%
36.6%
36.9%
37.3%

Total SG&A


% of Revenue
$240
$235
$230
$225
$220
$215
$210
$205
$234
$225
$215
$218
$225
2014
2015
2016
2017
2018E
37.6%
35.3%
32.8%
33.1%
32.7%

Adjusted EBITDA


% of Revenue
$80
$60
$40
$20
$0
$38
$45
$51
$53
$58
2014
2015
2016
2017
2018E
6.1%
7.1%
7.8%
8.1%
8.4%

FY18 Estimates approximate the midpoint of the ranges provided on slide 19.
($'s in millions).



Financial Overview

Historical & Projected Income Statement

School Specialty

($'s in millions)	2018 Estimate (1)	2017 Actual	2016 Actual	2015 Actual
Revenue	$688	$658	$656	$637
Gross Profit	$257	$243	$240	$232
% Gross Margin	37.3%	36.9%	36.6%	36.4%
Reported SG&A	$225	$218	$215	$225
Impairment Charges	$0	$0	$0	$3
Facility exit costs & restructuring	$0	$0	$2	$3
Operating Income	***$32***	***$25***	***$23***	***$2***
Interest Expense	$14	$15	$18	$19
Other expense (income)	$0	$4	($10)	$1
Pre-tax Income	$18	$5	$15	($18)
Income Taxes (benefit)	$3	($2)	$0	$2
Net Income	***$15***	***$7***	***$15***	***($20)***
Market Cap / Net Income (PE)	***7.8x***	***16.8x***		
Add-back Loss on Early Extinguishment of Debt	$0	$4		
Add-back Acquisition / Restructuring Costs	$0	$6		
Adjusted Pre-Tax Income	**$18**	**$15**		
Income Taxes @ 25% Statutory Rate (Fed + State)	$5	$4		
Adjusted Net Income	**$13**	**$11**		
Adjusted Market Cap / Net Income (PE)	***9.0x***	***10.7x***		

(1) 2018 Estimates approximate the midpoint of the ranges provided on slide 21.

Capitalization Summary

($'s in millions)	2017 Actual	2016 Actual	2015 Actual	2014 Actual
Cash and Cash Equivalents	$31.9	$35.1	$12.9	$12.0
ABL Facility, maturing in 2022	---	---	---	$6.9
Term Loan, maturing in 2022	$121.9	$122.2	$132.1	$142.7
Total 1st Lien Debt	**$121.9**	**$122.2**	**$132.1**	**$149.6**
Deferred Cash Payment Obligations (Dec 2019)	$22.8	$20.0	$18.6	$17.2
Total Debt	**$144.8**	**$142.3**	**$150.7**	**$164.6**
Net Debt (Total Debt – Cash and Cash Equiv.)	***$112.9***	***$107.2***	***$137.8***	***$152.7***
Equity Market Capitalization	$117.3	$100.0	$100.0	$115.0
Enterprise Value	**$230.9**	**$207.2**	**$237.8**	**$267.7**
GAAP Total Debt Reconciliation:				
Total Debt from above	$144.8	$142.3	$150.7	$164.6
Term Loan Original Issue Discount	---	$(1.4)	$(1.9)	$(2.2)
Unamortized Term Loan Debt Issue Costs	$(3.2)	$(3.4)	$(4.6)	$(5.3)
GAAP Total Debt	**$141.6**	**$137.5**	**$144.3**	**$157.1**

Total Net Debt increase driven by:

a) $19.0M related to TL acquisition
b) $4.0M related to refinancing fees
c) $1.4M in accrued PIK notes interest

ABL and Term Loan Facilities:

a) No ABL balance as anticipated
b) Gross excess availability of $81.5M (borrowing base availability + U.S. cash) compared to a minimum excess availability requirement of $12.5M, indicating an availability cushion of ~$69.0M
c) Term Loan balance at YE includes $107.9M remaining original balance + $14.0M delayed draw for TL acquisition

Financial Covenants:

a) Net total leverage ratio of ~2.8X vs. a covenant of 4X
b) Fixed cost coverage ratio of ~2.6X vs. a covenant of 1.4X
c) Sufficient "cushion" with respect to financial covenants

- Strong balance sheet and financial flexibility through debt refinancing.
- ***26.1% reduction in YE reported net debt over past three years***, despite funding an acquisition in 2017 entirely with debt.
- Anticipate further deleveraging based on free cash flow outlook.

Working Capital Analytics / Other Cash Flow Drivers

School Specialty

($'s in millions)	2017 Actual	2016 Actual	2015 Actual	2014 Actual
Accounts Receivable	$69.3	$61.7	$58.4	$61.0
Inventories	$77.2	$73.6	$76.2	$75.2
Prepaid Expense and Other Current Assets	$18.1	$17.9	$19.6	$26.6
Accounts Payable	$26.6	$22.1	$20.1	$22.1
Other Current Liabilities	$36.6	$29.8	$28.0	$20.7
Net Working Capital	**$101.4**	**$101.4**	**$106.3**	**$120.1**
NWC (% of Revenue)	**15.4%**	**15.5%**	**16.7%**	**19.3%**
Days Sales Outstanding (DSO)	49.9 Days	52.5 Days	50.3 Days	61.0 Days
Days Inventory on Hand (DIOH)	93.9 Days	92.7 Days	98.5 Days	113.1 Days
Days Payable Outstanding (DPO)	28.2 Days	27.8 Days	26.0 Days	33.3 Days
CAPEX	**14.7**	**11.8**	**8.8**	**15.7**
Product Development	**4.0**	**2.5**	**5.3**	**6.8**
Cash Interest	**10.9**	**13.8**	**15.3**	**15.2**

- Accounts Receivable increased by $7.6M (includes $2.3M of TL A/R); higher balance attributable to level of FOSS and PbD sales in December (collectively up $3.2M in the month).
- Inventory increase of $3.6M includes $2.7M of TL inventory; modest increase in Furniture/Supplies inventory.
- AP increase relates to ongoing efforts to improve working capital efficiency; no material change in terms.
- NWC has shown steady improvement, particularly as a percentage of revenue.
- Capex of $14.7M consistent with plan; uptick driven by funding of key platform investments.
- PD investment has been deployed more effectively; spending down while Curriculum (and I&I) revenue growing; YOY increase attributable to TL.
- New debt structure has driven down cash interest expense; a 28.8% reduction over two years.

Progress in Key Areas of Focus; Improving Outlook in 2018

School Specialty

Strengthened competitive positioning heading into 2018.

- ***Team-based sales model*** **providing better coverage, customer support and account penetration.**
  - Transition (personnel & model) continued throughout 2017 with mixed impact. Key successes in larger districts (Sales[(1)] to Top 500 Districts in U.S. up $12.5M or 6.8%); addressing coverage model and direct marketing efforts directed towards smaller to medium-sized districts (Sales[(1)] collectively down $12.3M or 3.9%).
  - Ongoing refinement of coverage model in 2018; stability expected to have positive impact.

- ***Process excellence*** **driving savings to fund investments / offset cost pressures; PE momentum building.**
  - Developed and executed internal Lean Six Sigma Black & Green belt training curriculum and launched first wave of Black Belt (4) and Green Belt (8) designates.
  - Nine (9) completed projects had a positive impact on 2017 and expected to drive a $2.5M incremental impact in 2018. Eight (8) Black Belt and Eight (8) Green Belt projects underway.

- ***Expanded Furniture & Equipment*** **selling resources to capitalize on strong school construction and refurbishment demand; positioned well to capitalize on growing pipeline of opportunities.**
  - 15 Furniture & Equipment ("F&E") specialist roles were established in 2017.
  - We are implementing new technology tools and are improving the operating processes that support the entire sales process (lead generation, design, quoting, installation) to improve effectiveness and accelerate growth.
  - Management estimates its current addressable market in this area is in excess of $2.5B annually.

- ***Expand offering of proprietary brands*** **to offset price pressure in basic supplies and commodity items.**
  - In excess of $250M of revenue in 2017 was generated from SSI proprietary brands overall; this set of products showed growth in excess of 5%.
  - Within the Supplies category, SSI brands increased modestly to 30.9% of sales; standard product margins on these items are *~1,530 bps higher* than third-party branded items.

(1) Based on 2017 Sales Data (Public School district-related sales excluding Furniture Projects, Agendas and Science Curriculum). The Company considers this a measurement of recurring, transactional sales. Represents approximately 75% of total 2017 revenue.

Progress Made in Key Areas; Improving Outlook in 2018

Strengthened competitive positioning heading into 2018; progress in key areas of focus.

- ***TL acquisition*** **strengthens product offering and sales reach in the high-margin I&I category.**
  - Integration of TL field sales with SSI limited number of I&I specialists has resulted in a stronger field sales organization, with significantly better coverage for both product lines.
  - Acquisition expands portfolio of proprietary, high-margin products and essentially doubles sales of supplemental instructional materials.
- ***Key platform investments*** **nearing completion (ecomm platform, PIM, phone system, data/analytics, CRM).**
  - Successfully launched B2C site October 2017; materially improved "look and feel", shopping experience, check and payment capabilities; improved search & suggestive buying capabilities. B2B functionality planned roll-out Q3 2018.
  - CAPEX estimated at $14.1M for 2018, $0.6M lower than 2017. ~77% of projected spend relates to platform noted.
- ***New pricing strategy*** **developed and rolled out in January 2018 to enable account penetration, drive growth in specialty product areas and ultimately improve mix/margins.**
  - Assessment concluded pricing on key commodities uncompetitive when such items are purchased outside of specific bids or major contracts. Conversely, opportunities exist to improve margins on non-commodity items.
  - General pricing structure more competitive, simple and transparent; particularly important to driving growth with smaller (lower touch) districts and better penetrating direct-to-teacher spend.
- ***21st Century Safe School ("21CSS")*** **value proposition enabling higher-level, more comprehensive district discussions.**
  - 21CSS is the repositioning of SSI from a school supply distribution company to a solution provider uniquely qualified to address the primary areas of focus (among administrators, teachers and parents) within the education marketplace.

(1) Based on 2017 Sales Data (Public School district-related sales excluding Furniture Projects, Agendas and Science Curriculum). The Company considers this a measurement of recurring, transactional sales. Represents approximately 75% of total 2017 revenue.

2018 Key Business Objectives

School Specialty

Achieve Organic Revenue Growth

- 21st Century Safe School Value Proposition
- Continued implementation of the Team-Sell model
- Leverage momentum in the Furniture, I&I and Science categories; improve AV Tech assortment; optimize pricing model; capitalize on favorable YOY industry dynamics

Complete Key Platform Investments

- New IBM ecommerce site; phone system; product information management system; Salesforce.com; OI (furniture design & quoting); TMS (transportation management system)
- Leverage technology enhancements into the sales, marketing and merchandising channels

Process Excellence

- Complete and sustain key projects to achieve cost-savings, improve the efficiency and effectiveness of core business processes, and improve the customer experience
- Key projects: F&E Value Stream Optimization; Order Processing; Fulfillment Center operating metrics, including Amazon fulfillment, returns, dock-to-stock, FIFO adherence, etc.

Complete the TL Integration

- Consolidate fulfillment into the Nashua distribution center and absorb core overhead functions
- Invest in the TL product line; heightened focus on product development efforts
- Integrate sales to achieve synergies with I&I to broaden reach and increase revenue

Increase Investor Awareness & Improve Liquidity

- Following YE results, aggressive program to be launched to increase liquidity in our shares
- Focus on attracting new investors, generating coverage; prepare for Up-List

Driving Growth – Combining Strategy with Opportunity

School Specialty

Go to market transformation, platform investments and other strategic initiatives all align to penetrate considerable "white space" within our current customer base.

- ***Strength with Larger Districts (Tiers 1-4 / Largest 500 / ~40% of Students)***
  - In our recent sales realignment, territory sales managers and business development executives (new role) focused on the team-sell model within their largest districts.
  - Within Tiers 1-4, 2017[(1)] **sales increased 4.6%** and our sales per student stood at $8.11.
    - In 2017, OUR *Top 100 Districts* within this market segment (as measured on a spend-per-student basis) purchased an average of approximately $23 / student.
  - We see substantial growth opportunities with larger districts through refinement of the **team-sell model**, deployment of experienced **business development executives**, communication of the **21CSS value proposition**, and through **relationships** with entities such as the College Football Playoff Foundation and the Council of Great City Schools.

- ***Effectively Serving Small-to-Medium Sized Districts (Tiers 5-8 / 13K+ Districts / ~60% of Students)***
  - SSI's *sales strength* (at the district level) has historically been within small-to-medium sized districts and not at the administrative level (more at the procurement level).
  - Despite some weakness in this segment of the market in 2017, sales per student in Tiers 5-8 of $10.65 were still 31% higher than the Largest 500 Districts.
    - In 2017, OUR *Top 1000 Districts* within this **segment purchased an avg. of ~$73 / student**.
  - Success in this segment of the market depends on **effective direct marketing**, a **strong inside sales organization** that works in collaboration with the field organization, a **strong ecommerce platform** and **transparent/attractive everyday pricing.**

*Analysis of 13,100 existing District customers indicated the "gap" between the average penetration level and the penetration level achieved in the Top 10% of districts in each tier represents a **$1.0B penetration opportunity** (not including Furniture, Supplemental Instruction and Science Curriculum).*

(1) The sales increase and sales per student for the largest 500 U.S. Public School Districts excludes NYC Public Schools due to its relative size within the group.

2018 Public Guidance: Top-and Bottom-Line Improvements

School Specialty

2017 Actual vs. 2018 Outlook			
($'s in millions)	FY17 Actual	FY18 Outlook	Variance
Revenue	$658.4	$680 - $695	3.3% – 5.6% YOY growth
Gross Profit	$243.2	$252 - $261	~$9M – $18M YOY improvement
Gross Margin %	*36.9%*	*37.0% – 37.6%*	Up to a 70 bps improvement
Variable SG&A %	*7.9%*	*~7.7%*	Productivity improvements offset transportation / wage inflation
SG&A Expenses *SG&A (as a % of revenue)*	$218.0 *33.1%*	$223 - $227 *~32.7%*	Increase on a $ basis; modest improvement as a % of revenue
EBIT *Operating Margin*	$24.9 *3.8%*	~$32 *~4.7%*	YOY EBIT improvement of ~$7M; a 28% improvement
Adjusted EBITDA *Margin %*	$53.1 *8.1%*	$55 - $60 *~8.4%*	YOY EBITDA improvement anticipated to be $2M - $7M; 8.3% increase in Adj. EBITDA at the mid-point of range

- Targeting 2.5% organic growth; full year impact of TL expected to boost top-line by 2.8%.
- Modest decline in Curriculum (Core Science); limited adoptions and timing offset to stronger than expected 2017.
- PD amortization in COGS expected to be $6.3M; mix expected to drive modest overall GM improvement, offsetting margin pressure in commodity categories.
- SG&A increase directly related to TL acquisition; impact mitigated by cost reductions in other areas.
  - Depreciation & Amortization expected to increase ~ $1M; restructuring costs to decline by $3M.
  - Variable SG&A improvement driven by productivity improvements and absorption of TL fulfillment; offsetting freight rate increases and modestly higher fulfillment center wage rates.
  - Overall incentive compensation would be expected to increase $3M-$5M based on range of outlook.
- Net income to increase based on the combination of growth in EBIT and a $5M - $6M reduction in interest expense.
- CAPEX and Product Development investments expected to be $14.1M and $7.0M, respectively. PD increase directly related to increased investment in supplemental instruction area (TL) and work to support strong Science adoption market in 2019.

2018 Outlook: Significant Opportunity for Equity Value Creation

School Specialty

Current Valuation: 2017 Actual vs. 2018 Outlook

($'s in millions)	FY17 Actual	FY18 Y/E Estimate	Comments
Term Loan	$118.8	$109.1	Based on current debt amortization schedule; 2017 Includes ~$14M draw to fund TL acquisition
TTM Average ABL (Net)(1)	$24.2	$28.8	~$5M of TL acquisition funded through draw on the ABL in August 2017
Deferred Notes	$22.8	$25.0	Increase in accrued interest pursuant to note terms
Total Debt	**$165.8**	**$162.9**	Seasonality causes significant variations in the monthly ABL / Cash balances; management believes TTM Net Average ABL is a common measure in the determination of total debt for valuation purposes
Market Capitalization (12/29/17)	$117.3	$117.3	
Implied Enterprise Value (EV)	$283.1	~$280.2	
Adjusted EBITDA	$53.1	$57.5	Mid-point of guidance range
EV / Adjusted EBITDA	5.33x	4.87x	Implied multiple based on TTM and forward Adjusted EBITDA
Leveraged Free Cash Flow	$20.1	$23.8	Estimate based on 2018 financial outlook
Leveraged FCF % of Equity Value	17.1%	20.3%	Implied ratio based on TTM and forward FCF estimate

- Management believes SSI will continue to generate consistent strong Leveraged FCFs at or above current levels.
- The current level of capital expenditures are elevated due to required platform investments; CAPEX is expected to decline beginning in 2019.
- Applying the *current* multiple of Adjusted EBITDA or the *current* ratio of Leveraged FCF to Market Capitalization to Company's financial outlook implies the opportunity for a strong near-term increase in shareholder value.
  - A forward 5.33x Adj. EBITDA multiple implies a Market Cap of $143.6M, ***an increase of 22.4%.***
  - A forward FCF % of Equity Value of 17.1% implies a Market Cap of $139.2M, ***an increase of 18.7%.***

FY18 Estimates approximate the midpoint of the ranges provided on slide 21 with the exception of Leveraged FCF which is aligned with higher end of Adj. EBITDA outlook.
(1) Net of average monthly cash balance > $5M.

Comparable Company Performance / Valuation Data

($'s in millions)	Comp Group Median	Comp Group Mean	SSI 2017 FYE	Valuation Upside vs. 75% of Median
Market Capitalization	$902	$1,810	$117	
Enterprise Value	$871	$2,259	$283	
LTM Sales	$1,515	$2,718	$658	
EBITDA Margin	5.9%	9.4%	8.1%	
EBIT Margin	4.5%	5.9%	5.1%	
Operating Cash Flow (OCF)	$34	$189	$34	
OCF as % of Market Cap.	*3.8%*	*10.4%*	***29.1%***	
EV / LTM Sales	0.6x	1.0x	***0.4x***	***$33***
EV / LTM EBITDA	10.3x	10.7x	***5.3x***	***$129***
EV / OCF (OCF = EBITDA – CAPEX)	16.6x	15.9x	***8.2x***	***$145***

- The metrics above are from a comparable company group of educational products and services companies (See the Appendix for detailed information).
- While the comparable company group is generally larger in terms of sales, SSI's EBITDA Margin, EBIT Margin and Operating Cash Flow compare favorably to the median of the comparable company group.
- Management believes SSI's financial outlook (as represented in its 2018 guidance) also compares favorably to the comparable company set from a top- and bottom-line growth perspective.
- SSI's current market capitalization / enterprise value represents a significant discount to the comparable company valuation metrics noted above.
- ***An increase in SSI's valuation to 75% of the median of the comparable company set would indicate the potential for a significant increase in SSI's market capitalization.***



Appendix



Industry Trends – Stable with Areas of Opportunity

Overall Education Funding

2016 and 2017 Budgetary Pressures Adversely Impacted our Business.



State
Local
Federal
46.0%
45.6%
8.4%
Income and sales tax driven
Property tax driven
Federal - Dept. of Ed & HHS
Education Funding Supports spending on SSI products / solutions
Furniture
Instructional Materials
Supplies

- **State Funding** represents the largest source of revenue for Public School budgets (~44% - 47% of total revenue between 2007-2017).
- **Local Revenue** represents the second largest source of revenue for Public School budgets (~43 – 46% of total revenue between 2007-2017).
  - **Property taxes** from residential and commercial properties constitute an average of 65% of local revenue contributions to schools.
- **Public School Receipts from State & Local Funding** increased steadily since 2012 (~2.2% annually), before slowing down to an increase of 1.1% in 2016 and an estimated 1.6% in 2017.
- **Public School Receipts from Federal Funding** has represented between 8.4% (2017) and 12.6% (2010) of Public School revenue over the past 10 years. After a sharp rise in Federal Funding to Public Schools in 2010-2011, Federal Funding has declined each year since, including a 4.0% drop in 2017.
- **Adjusted for Inflation, Public School Receipts** have not recovered from the peak in 2009. In constant 2017 dollars, 2017 estimated receipts were 3.3% below 2009. Furthermore, after rising steady from 2013 to 2016, Public School Receipts were down on an inflation adjusted basis in 2017 by 0.9%.

State-by-State Impact Varies

- The "recovery" in Education Funding has varied significantly by state.
- Based on data available for the 2017-2018 school year, at least 12 states have cut "general" or "formula" funding – the primary forum of state support for elementary and secondary schools – by 7% or more over the last decade (measured on an inflation adjusted basis).
- Generally speaking, states addressed budget shortfalls through spending cuts, rather than through a balanced mix of service cuts and revenue increases.

Source: Center on Budget and Policy Priorities / CBPP.ORG
Source: National Education Association (May 2017)
Source: Center on Budget and Policy Priorities

Overall Education Funding (Cont'd)

SSI Sales were stable overall in 2017, despite budgetary pressures / uncertainty across the U.S.

- **State revenue receipts** have been hurt by a variety of factors: 1) Falling oil and natural resource prices; 2) Delayed sales of capital investments; 3) Lower than forecasted sales tax growth; 4) Costs rising faster than revenue receipts, particularly for pension contribution increases and growth in Medicaid.

- **While Public School Receipts** increased from 2011 to 2017, spending increases on teacher salaries, administrative staff and interest payments were greater than the spending increases in other areas.

- For 2017/2018, **total state general fund spending (from which public education is funded)** is expected to grow 2.3% in fiscal 2018, the lowest spending increase since 2010.

- **The result for School Specialty** has been:

  1) 2016/2017 revenue below forecast in 33 states with a key driver being April 2017 tax receipts down 4% YOY.
  2) 23 states made mid-year budget cuts (the highest level since 2010), which directly impacted education funding in 20 states.
  3) 2017/2018 budgets were delayed – 11 states started the FY without a fully enacted budget.
  4) The enacted budgets for 2017/2018 reflected substantial limitations and caution on the part of policymakers.

*** An analysis of our sales performance within the ~20 states that enacted mid-year budget cuts (which represent ~30% of our Supplies category revenue) showed that Supplies revenue in these states was down 5.4% YOY compared to a 1.1% decline in the balance of the states.

The Good News:

"The desire to restore and increase education funding at the state level clearly exists. New general funds in Fiscal 2018 were mainly directed to K-12 education – the largest portion of state spending. 38 states enacted increases for K-12, while 10 states declined. This results in a net increase of $8.6B."

"We believe we grew our market share in 2017, based on reports from industry and our competitors."

- In a recent newsletter published by SMRI, based on a survey of suppliers to the education market, sales of School Supplies were estimated to be down 5%. Further, we have concluded based on a review of public information (as of Q3) from Office-Depot, Scholastic, Staples, McGraw-Hill Education and Pearson, that the majority of these companies experienced revenue declines in 2017. Finally, based on our industry insights, we believe several other private competitors experienced flat-to-declining revenues in 2017.

Overall Education Funding (Cont'd)

Key Industry Trends Working in our Favor.

Early Childhood & Special Needs

From 2002 to 2016, Federal Education funding in key areas that support the Early Childhood and Special Needs has grown steadily. In 2016/2017, 30 states increased funding for Pre-K/K programs by $480M or 6.8%. Additionally, 28 state budgets included increased funding for Pre-K/K programs in 2017/2018.

Supplemental Instruction

Core (textbook) programs are being purchased less frequently as educators are developing their own "curriculum" to address state education standards. According to Simba Education, total sales of PreK-12 instructional materials was $8.58B in 2016, down 1.6% from 2015. SSI primarily participates in three components of the overall Instructional Media market – Courseware (~$1.5B), Digital Supplements (~$966M) and Print Supplements (~$838M). These three segments have grown, whereas core basal programs were estimated to have declined by 9.2% in 2016.

Every Student Succeeds Act

No Child Left Behind (NCLB) was re-authorized in 2015 as the Every Student Succeeds Act (ESSA). ESSA represents shift of Federal power to the States. With testing concerns, emphasis is on instructional growth, graduation rates and other "school quality" and "student success" factors. As of Dec. 2017, 15 states and the District of Columbia have state-specific ESSA plans approved by the Federal DOE. This bodes well for our I&I category, leverages Triumph Learning's expertise developing state-specific instructional materials and aligns with our 21st Century Safe School value proposition, which addresses the importance of the physical learning environment, including social-emotional and personal development aspects.

Furniture & Equipment

We continue to see favorable trends in the F&E market as new construction starts are projected to increase 10% in 2018 and 8% in 2019. School construction projects can lead to sales opportunities not only in F&E, but also in supplies, supplemental instruction products, safety and security products, and technology. This is a foundational aspect of our ***21st Century Safe School value proposition*** and positions SSI as a "solutions provider".

Science Curriculum

SSI's science curriculum is well-positioned for continued long-term success given its alignment with the Next Generation Science Standards ("NGSS"). We have invested heavily in our FOSS offering, expanding beyond K-5 into grades 6-8 which opens up new avenues for growth. Further, while state science adoption activity was down in 2017 and is expected to be relatively flat in 2018, growth is anticipated in the following years with new state adoptions on the horizon in 2019, most notably in California.

Consolidated Statement of Operations

SCHOOL SPECIALTY, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Twelve Months Ended	
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenues	$ 112,455	$ 115,170	$ 658,383	$ 656,322
Cost of revenues	71,362	77,864	415,144	416,394
Gross profit	41,093	37,306	243,239	239,928
Selling, general and administrative expenses	54,078	50,250	217,960	215,227
Facility exit costs and restructuring	67	1,098	421	1,740
Operating loss	(13,052)	(14,042)	24,858	22,961
Other expense:				
Interest expense	3,407	4,349	15,190	17,682
(Gain) on sale of unconsolidated affiliate	-	-	-	(9,178)
Loss on early extinguishment of debt	-	-	4,298	-
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss before benefit from income taxes	(16,459)	(18,303)	5,370	14,728
Benefit from income taxes	(5,730)	(4,461)	(1,409)	(36)
Net loss	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Weighted average shares outstanding:				
Basic	7,000	7,000	7,000	7,000
Diluted	7,027	7,000	7,024	7,000
Net Loss per Share:				
Basic	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11
Diluted	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11

	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Provision for (benefit from) income taxes	(5,730)	(4,461)	(1,409)	(36)
Restructuring costs	67	1,098	421	1,740
Restructuring-related costs incl in SG&A	2,280	1,299	5,211	3,442
Purchase accounting deferred revenue adjustment	786	-	786	-
Gain on sale of unconsolidated affiliate	-	-	-	(9,178)
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss on early extinguishment of debt	-	-	4,298	-
Depreciation and amortization expense	4,636	3,149	14,061	13,863
Amortization of development costs	1,586	2,459	5,559	7,488
Net interest expense	3,407	4,349	15,190	17,682
Stock-based compensation	571	449	2,234	1,615
Adjusted EBITDA	$ (3,126)	$ (5,588)	$ 53,130	$ 51,109

Condensed Consolidated Balance Sheet

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share Amounts)

	December 30, 2017	December 31, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 31,861	$ 35,097
Accounts receivable, less allowance for doubtful accounts	69,297	61,713
Inventories, net	77,162	73,649
Deferred catalog costs	3,450	5,235
Prepaid expenses and other current assets	14,121	11,976
Refundable income taxes	547	728
Total current assets	$ 196,438	$ 188,398
Property, plant and equipment, net	33,579	28,684
Goodwill	26,842	21,588
Intangible assets, net	37,163	35,049
Development costs and other	16,339	13,703
Deferred taxes long-term	2,046	185
Total assets	$ 312,407	$ 287,607

	December 30, 2017	December 31, 2016
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 10,989	$ 5,493
Accounts Payable	26,591	22,078
Accrued compensation	11,995	12,008
Accrued Income Tax Payable	5,699.00	3,724
Deferred revenue	3,454	2,922
Other accrued liabilities	15,442	11,185
Total current liabilities	74,170	57,410
Long-term debt - less current maturities	130,574	131,994
Other liabilities	172	84
Total liabilities	204,916	189,488
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,000,000 shares outstanding	7	7
Capital in excess of par value	123,083	120,849
Accumulated other comprehensive loss	(1,425)	(1,784)
Retained earnings (accumulated deficit)	(14,174)	(20,953)
Total stockholders' equity	107,491	98,119
Total liabilities and stockholders' equity	$ 312,407	$ 287,607

Condensed Consolidated Statement of Cash Flows

School Specialty.

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Fiscal Year Ended December 30, 2017	Fiscal Year Ended December 31, 2016
Cash flows from operating activities:		
Net income	$ 6,779	$ 14,764
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	14,061	13,863
Amortization of development costs	5,559	7,488
Amortization of debt fees and other	1,339	2,079
Change in fair value of interest rate swap	-	(271)
Loss on early extinguishment of debt	4,298	-
Unrealized foreign exchange (gain) loss	6	(1,091)
Gain on sale of unconsolidated affiliate	-	(9,178)
Share-based compensation expense	2,234	1,615
Deferred taxes	(1,851)	(180)
Non-cash interest expense	2,933	1,850
Changes in current assets and liabilities:		
Accounts receivable	(3,138)	(3,429)
Inventories	(731)	2,551
Deferred catalog costs	1,810	1,292
Prepaid expenses and other current assets	(1,513)	422
Accounts payable	2,559	2,876
Accrued liabilities	4,470	889
Net cash used in operating activities	38,815	35,540
Cash flows from investing activities:		
Additions to property, plant and equipment	(14,744)	(11,816)
Investment in product development costs	(3,999)	(2,545)
Cash paid in acquisitions, net of cash acquired:	(19,026)	-
Proceeds from sale of unconsolidated affiliate	-	9,893
Net cash used in investing activities	(37,769)	(4,468)
Cash flows from financing activities:		
Proceeds from bank borrowings	395,050	284,720
Repayment of bank borrowings	(395,339)	(294,594)
Payment of debt fees and other	(4,016)	-
Net cash provided by financing activities	(4,305)	(9,874)
Effect of exchange rate changes on cash	23	1,034
Net increase/(decrease) in cash and cash equivalents	(3,236)	22,232
Cash and cash equivalents, beginning of period	35,097	12,865
Cash and cash equivalents, end of period	$ 31,861	$ 35,097

Direct Cash Flow Calculations

(amounts in thousands)	12 Months Ended December 30, 2017	December 31, 2016
Adjusted EBITDA	$ 53,130	$ 51,109
Capex	(14,744)	(11,816)
Prod Dev	(3,999)	(2,545)
Unrealized FX (gain) loss	6	(1,091)
Proceeds from sale of unconsolidated affiliate	-	9,893
Other	(8,269)	(5,362)
Change in WC	3,457	4,601
Unleveraged free CF	$ 29,581	$ 44,789
Cash Interest	(10,918)	(13,753)
Taxes	1,409	36
Leveraged free CF	$ 20,072	$ 31,072
Cash paid for acquisition	(19,026)	-
Total Cash Flow	1,046	31,072
GAAP CF		
Operating	38,815	35,540
Investing	(37,769)	(4,468)
	$ 1,046	$ 31,072

Fiscal 2018 Outlook: Reconciliation to Non-GAAP

The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY18 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook		High End of Adjusted EBITDA Outlook	
Operating income	$	29.4	$	34.3
Plus:				
Depreciation and amortization		21.2		21.2
Restructuring-related costs		2.6		2.6
Stock-based compensation expense		1.9		1.9
Adjusted EBITDA	$	55.1	$	60.0

	Leveraged Free Cash Flow Outlook	
Cash provided by operations	$	44.9
Cash used in investing		(21.1)
Leveraged Free cash flow	$	23.8

Comparable Company Information – Page 1

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Enterprise Value Calculation

($ in Millions)

Company	Ticker	Stock Price	Shares Outstanding	Market Capitalization	Interest Bearing Debt	Preferred Stock	Non-Controlling Interests	Cash and Cash Equivalents	Enterprise Value
Barnes & Noble, Inc.	NYSE: BKS	$6.70	73	$487	$243	$0	$0	$11	$718
Blue Bird Corporation	NasdaqGM: BLBD	$19.90	24	$477	$149	$40	$0	$23	$643
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$5.68	47	$265	$70	$0	$0	$12	$323
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$9.30	123	$1,147	$770	$0	$0	$235	$1,681
K12 Inc.	NYSE: LRN	$15.90	41	$657	$27	$0	$1	$190	$496
Office Depot, Inc.	NasdaqGS: ODP	$3.54	516	$1,827	$1,808	$0	$18	$622	$3,031
Pearson plc	LSE: PSON	$9.95	806	$8,022	$2,933	$0	$6	$609	$10,352
Scholastic Corporation	NasdaqGS: SCHL	$40.11	35	$1,400	$11	$0	$0	$388	$1,023
Virco Mfg. Corporation	NasdaqGM: VIRC	$5.05	15	$78	$15	$0	$0	$2	$91
John Wiley & Sons, Inc.	NYSE: JW.A	$65.75	57	$3,742	$563	$0	$0	$73	$4,232
Low		$3.54	15	$78	$11	$0	$0	$2	$91
Lower Quartile		$5.94	37	$479	$38	$0	$0	$15	$532
Mean		$18.19	174	$1,810	$659	$4	$2	$216	$2,259
Median		$9.62	52	$902	$196	$0	$0	$131	$871
Upper Quartile		$18.90	111	$1,720	$718	$0	$0	$350	$2,694
High		$65.75	806	$8,022	$2,933	$40	$18	$622	$10,352

Notes:

Source: S&P Capital IQ

Comparable Company Information – Page 2

School Specialty, Inc.
Guideline Public Company Method - EBITDA Multiples

($ in Millions)

Company	Ticker	Enterprise Value	5-Year Average EBITDA	3-Year Average EBITDA	LFY EBITDA	LTM EBITDA	FY+1 EBITDA	Enterprise Value to 5-Year Average EBITDA	Enterprise Value to 3-Year Average EBITDA	Enterprise Value to LFY EBITDA	Enterprise Value to LTM EBITDA	Enterprise Value to FY+1 EBITDA
Barnes & Noble, Inc.	NYSE: BKS	$718	$135	$168	$163	$132	$171	5.3x	4.3x	4.4x	5.4x	4.2x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$55	$61	$66	$60	$79	11.6x	10.6x	9.8x	10.7x	8.1x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$20	$22	$26	$30	NM	16.2x	14.4x	12.7x	10.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$88	$56	$81	$81	$228	19.2x	29.8x	20.8x	20.8x	7.4x
K12 Inc.	NYSE: LRN	$496	$61	$45	$36	$37	$120	8.1x	11.1x	13.8x	13.5x	4.1x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$496	$604	$598	$598	$630	6.1x	5.0x	5.1x	5.1x	4.8x
Pearson plc	LSE: PSON	$10,352	$1,182	$1,036	$828	$1,222	$940	8.8x	10.0x	12.5x	8.5x	11.0x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$100	$116	$137	$102	$101	10.2x	8.8x	7.5x	10.0x	10.1x
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$7	$10	$11	$10	$14	12.8x	9.5x	8.3x	9.2x	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$310	$304	$292	$315	$392	13.6x	13.9x	14.5x	13.4x	10.8x
Low		$91	$7	$10	$11	$10	$14	5.3x	4.3x	4.4x	5.1x	4.1x
Lower Quartile		$532	$57	$48	$43	$43	$101	8.2x	9.0x	7.7x	8.7x	4.8x
Mean		$2,259	$245	$242	$224	$259	$297	11.2x	11.7x	10.9x	10.7x	7.5x
Median		$871	$94	$88	$109	$92	$171	10.9x	10.3x	11.1x	10.3x	7.4x
Upper Quartile		$2,694	$267	$270	$260	$270	$392	13.4x	13.2x	13.5x	12.7x	10.1x
High		$10,352	$1,182	$1,036	$828	$1,222	$940	19.2x	29.8x	20.8x	20.8x	11.0x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

EBITDA = Earnings before interest, taxes, depreciation and amortization.

FY+1 = Next Fiscal Year.

LFY = Latest Fiscal Year.

LTM = Latest Twelve Months.

Comparable Company Information – Page 3

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Sales Multiples

($ in Millions)

Company	Ticker	Enterprise Value	LFY Sales	LTM Sales	FY+1 Sales	Enterprise Value to LFY Sales	Enterprise Value to LTM Sales	Enterprise Value to FY+1 Sales	LTM EBITDA Margin	LTM EBIT Margin
Barnes & Noble, Inc.	NYSE: BKS	$718	$3,895	$3,767	$3,731	0.2x	0.2x	0.2x	3.5%	1.2%
Blue Bird Corporation	NasdaqGM: BLBD	$643	$991	$1,016	$1,016	0.6x	0.6x	0.6x	5.9%	5.1%
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$152	$157	NM	2.1x	2.1x	NM	19.3%	15.9%
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$1,408	$1,408	$1,429	1.2x	1.2x	1.2x	5.7%	(5.1)%
K12 Inc.	NYSE: LRN	$496	$889	$884	$899	0.6x	0.6x	0.6x	4.2%	2.1%
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$10,240	$10,240	$10,632	0.3x	0.3x	0.3x	5.8%	4.3%
Pearson plc	LSE: PSON	$10,352	$5,620	$6,147	$6,071	1.8x	1.7x	1.7x	19.9%	14.6%
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$1,742	$1,623	$1,655	0.6x	0.6x	0.6x	6.3%	4.6%
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$173	$188	$191	0.5x	0.5x	0.5x	5.2%	2.4%
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$1,719	$1,752	$1,759	2.5x	2.4x	2.4x	18.0%	14.1%
Low		$91	$152	$157	$191	0.2x	0.2x	0.2x	3.5%	(5.1)%
Lower Quartile		$532	$914	$917	$1,016	0.5x	0.5x	0.5x	5.4%	2.2%
Mean		$2,259	$2,683	$2,718	$3,043	1.0x	1.0x	0.9x	9.4%	5.9%
Median		$871	$1,563	$1,515	$1,655	0.6x	0.6x	0.6x	5.9%	4.5%
Upper Quartile		$2,694	$3,356	$3,263	$3,731	1.7x	1.6x	1.2x	15.1%	11.9%
High		$10,352	$10,240	$10,240	$10,632	2.5x	2.4x	2.4x	19.9%	15.9%

Notes:

Source: S&P Capital IQ.

EBITDA = Earnings before interest, taxes, depreciation and amortization.

EBIT = Earnings before interest and taxes.

FY+1 = Next Fiscal Year.

LFY = Latest Fiscal Year.

LTM = Latest Twelve Months.

Comparable Company Information – Page 4

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Operating Cash Flow Multiples

($ in Millions)

Company	Ticker	Enterprise Value	5-Year Average OCF	3-Year Average OCF	LFY OCF	LTM OCF	FY+1 OCF	Enterprise Value to 5-Year Average OCF	Enterprise Value to 3-Year Average OCF	Enterprise Value to LFY OCF	Enterprise Value to LTM OCF	Enterprise Value to FY+1 OCF
Barnes & Noble, Inc.	NYSE: BKS	$718	$25	$73	$66	$38	$73	28.2x	9.9x	10.8x	18.8x	9.8x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$48	$53	$57	$50	$66	13.3x	12.2x	11.4x	12.8x	9.8x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$2	$3	$5	$13	NM	NM	NM	NM	25.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$13	($26)	$23	$23	$165	NM	NM	NM	NM	10.2x
K12 Inc.	NYSE: LRN	$496	$55	$39	$34	$30	$113	9.0x	12.7x	14.7x	16.6x	4.4x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$362	$458	$415	$415	$481	8.4x	6.6x	7.3x	7.3x	6.3x
Pearson plc	LSE: PSON	$10,352	$1,047	$919	$720	$1,125	$639	9.9x	11.3x	14.4x	9.2x	16.2x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$7	$72	$72	$2	$2	NM	14.2x	14.3x	NM	NM
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$4	$6	$7	($4)	$14	25.4x	16.2x	13.8x	NM	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$233	$213	$182	$201	$273	18.2x	19.8x	23.3x	21.0x	15.5x
Low		$91	$2	($26)	$5	($4)	$2	8.4x	6.6x	7.3x	7.3x	4.4x
Lower Quartile		$532	$8	$14	$25	$15	$66	9.5x	10.9x	11.2x	11.0x	6.5x
Mean		$2,259	$179	$181	$158	$189	$203	16.0x	12.9x	13.7x	15.9x	9.8x
Median		$871	$37	$62	$61	$34	$113	13.3x	12.5x	14.1x	16.6x	9.8x
Upper Quartile		$2,694	$188	$178	$154	$163	$273	21.8x	14.7x	14.5x	19.9x	11.5x
High		$10,352	$1,047	$919	$720	$1,125	$639	28.2x	19.8x	23.3x	25.6x	16.2x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

OCF = Operating Cash Flows

FY+1 = Next Fiscal Year

LFY = Latest Fiscal Year

LTM = Latest Twelve Months

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, equity value, expectations, plans, or prospects, including the information regarding our Fiscal 2018 financial and performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 30, 2017, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; gain on sale of unconsolidated affiliate; purchase accounting deferred revenue adjustment; change in fair value of interest rate swap; loss on early extinguishment of debt; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; proceeds from sales; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA and Operating SG&A relevant supplemental measures of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Operating SG&A does not represent and should not be considered, an alternative to total SG&A as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three and twelve-months ended December 30, 2017 and December 31, 2016, projected Fiscal 2018 Adjusted EBITDA to projected Fiscal 2018 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the twelve-months ended December 30, 2017 and December 30, 2016; and, (iii) Total Debt to GAAP Total Debt as of December 30, 2017, December 31, 2016, December 26, 2015 and December 27, 2014 is included in this 2017 Year-End Investor Presentation.